Exhibit 99.1

FlikMedia, Inc. Acquires Flikdate™ and Adds to Senior Management

Kahului, Hawaii and Santa Monica, CA. August 4, 2014. FOR IMMEDIATE RELEASE. FlikMedia, Inc. (formerly, Crossbox, Inc.) OTCBB: FLKM announced today that it has completed the acquisition of Flikdate, Inc. (www.flikdate.com) through a merger transaction consummated on July 26, 2014.

The Company announced that as a result of the Flikdate™ Merger, that they are now a digital media company focused on designing, developing and bringing to market proprietary and patented video applications for use on mobile platforms. As a result, we changed our trading symbol from CBXX to “FLKM.”

Flikdate™ has developed a patented software application for iOS and Android mobile devices to enable men and women to engage in live video social “dating” interaction on their smartphones, referred to as a “social discovery application” for online dating. The technology permits users to go on a virtual date and quickly swipe - or “flik” in the parlance of the application – between multiple users at any given time. We believe that Flikdate™ is the world’s first video speed dating platform, which was also developed with an internal monetization process whereby users create revenue events for the Company each time the video dating service is utilized.

FlikMedia owns intellectual property that we rely on for our primary mobile app, Flikdate™, including our proprietary software for integrated video delivery and mobile video monetization (USPTO registration US20140043426 A1). Our technology powers the Flikdate™ application.

Mr. Nick Bicanic, the Chief Executive Officer of both FlikMedia and Flikdate, stated “We believe that the intellectual property we have created enables the process of leveraging direct video interactions, and it has potential implications far beyond the social and dating interaction areas of digital media. We are enthusiastic about Flikdate™ and also believe that our technology will enable us to build Flick Media as a platform for video based interaction and communication, well beyond the Internet dating industry.”

Flikdate™ enables users to quickly test their “instant chemistry” through video on their smartphone. Face-to-face “dates” are intended to save user hours of time over legacy online dating sites and help avoid uncomfortable – or unsafe – real world encounters with members who do not match their profile and or their picture, making Flikdate™ an extremely safe “Dating Authentication” application for mobile users.

According to independent research firm IBIS World, the online dating industry historically generates revenue principally from monthly subscriptions ($2.0 billion in 2013). Mr. Bicanic noted, “We believe existing legacy subscription business model does not optimize revenue or user experience in the mobile environment. Our Flikdate™ technology has been engineered for a clearly defined transactional revenue model to enable us to avoid a subscription based model entirely, through the sale of a virtual currency called “Fliks.” Fliks permit members to “play or engage people they are interested in” by swiping through recommended members. Each swipe uses a Flik. “Fliking” is designed to increase user engagement by being more like a game. We believe the “gamification” of dating is important to expanding our potential market audience and our revenue generating capabilities.”

Mr. Arben Kryeziu the co- inventor of Flikdate™ and our Chief Technology Officer added “We believe that the nature of human behavior is to continue to look at potential matches and the individual user's selection process for people that they would like to actually chat and or meet with for a date strongly supports this incremental revenue model. Of course, some people will purchase more fliks than others, but we feel confident that our model will be more sustainable and potentially more lucrative than monthly subscriptions that turn over frequently.”

According to independent research firm Newzoo, an international full service market research and consulting firm, focused completely on the games industry, the mobile casual gaming revenues surpassed USD $17 billion in 2013, or 23% of the global games market and in 2017, mobile game spending will surpass USD $35 billion, or 34% of the total market.

Mr. Bicanic stated, “The success that Tinder and Snapchat have enjoyed as a result of rapid consumer adoption as casual social interaction platforms is further evidence that we are in an engaging and potentially rewarding space with our proprietary video based application. However we believe they lack the transactional revenue model that Flikdate™ has integrated from its beginning.”

Mr. Bicanic also noted “The early critics of Facebook™ did not believe that the company could transition into a mobile monetization model, and they have been proven wrong. We believe that mobile online dating monetization has the potential to follow a similar customer utilization trajectory when compared to brands such as Facebook™ and Snap Chat™.”

The Flikdate™ application has already received media attention, including appearances on television via the Good Morning America Show, The Steve Harvey Show, and in print within GQ magazine and the USA Today newspaper publication.

Mr. Bicanic also stated, “We believe the fundamentals of the mobile online dating business are favorable. According to IBIS World, a leading publisher of business information since 1971, the dating services industry continues to expect strong demand in the next five years, and the estimated revenue for the mobile dating market is expected to nearly double in the next five years, with rising smartphone adoption and new location-based features leading the market. IBIS World also expects continued consolidation within the dating services industry which has risen throughout the past five years and concludes that industry consolidation is largely the result of increased mergers and acquisitions, as larger companies acquire well-established dating sites and companies to increase the density of their consumer bases.”

In anticipation of the Flikdate™ acquisition, Crossbox, Inc. recently changed its name to FlikMedia, Inc. Under the terms of the transaction, FlikMedia issued shares of our common stock to the former Flikdate™, Inc. stockholders representing 71.5% of our 45,151,287 currently outstanding shares. The terms of the transaction are fully described in our Form 8-K filed with the SEC on July 29, 2014.

In connection with the transaction, FlikMedia is now managed by the Flikdate™ executives, including Nick Bicanic, former CEO and co-founder of EchoEcho, a company funded by Google Ventures, and the inventor of the patent on which Flikdate is based. The Company is also led by Mr. Olivier Chaine, whose 14-year career, included serving as Vice President of Web Operations at LowerMyBills.com, which was sold to Experian. Mr. Chaines value to the Company has been - in assisting the Company in the sales and marketing of their patented software-based technology.

Also in a recent related development, Mr. Arben Kryeziu has been named as the Chief Technology Officer of FlikMedia and Flikdate. Based on Hawaii and New York City, Mr. Kryeziu is a co-founder and investment committee member of mBloom Fund, LP a high tech venture fund funded by the State of Hawaii. mBloom is an investor in Flikdate™.

About FlikMedia Inc.

FlikMedia is a mobile digital media company focused on designing, developing and bringing to market proprietary and patented video applications for use on mobile platforms. Flikmedia owns and operates Flikdate™, a social discovery engine that is based on the Company’s patented technology. Flikdate™ is an iOS and Android based app that allows mobile users to engage in live video social dating in a “face-to-face” environment designed to test two individuals “instant chemistry.” We believe that our founders have significant expertise in web-based video applications and hold five US patents on methods and systems for compressing, encrypting, streaming, and playing media data. FlikMedia intends to commercialize its video technology in several vertical industries, including job search, customer support, and gaming. In select instances FlikMedia also intends to white label its technology to third party businesses with an already established customer base - such as dating sites - in exchange for a share of the incremental revenue.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, lack of consumer acceptance and demand for our products, insufficient working capital to expand our technology and engage in marketing of our products, intense competition from larger and more well-established companies, and other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to FlikMedia, Inc. and its Flikdate™, Inc. subsidiary, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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Company Contact:	Olivier Chaine
Chief Marketing Officer
olivier@flikdate.com
tel: 877.522.2636